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EXHIBIT 99.1

  P
  R                     CROWN CORK & SEAL COMPANY, INC.
  O
  X                PROXY SOLICITED BY THE BOARD OF DIRECTORS
  Y                 FOR THE SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 19, 1995

The undersigned hereby appoints William J. Avery, Richard L. Krzyzanowski and Alan W. Rutherford, and each of them, his or her attorneys and agents, with full power of substitution to vote as proxy for the undersigned, as herein stated, at the Special Meeting of shareholders of Crown to be held on December 19, 1995, and any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present (i) on the proposals set forth below (and as more particularly set forth in the Notice of Special Meeting enclosed herewith) and (ii) in their discretion on any other matters that may properly come before the meeting.

Capitalized terms not otherwise defined herein have the meanings set forth in the Proxy Statement/ Prospectus enclosed herewith.
                                   ---------
                           CARNAUDMETALBOX PROPOSALS

THE EFFECTIVENESS OF EACH OF THE CARNAUDMETALBOX PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE CARNAUDMETALBOX PROPOSALS. FAILURE OF THE SHAREHOLDERS TO APPROVE ANY ONE OR MORE OF THE CARNAUDMETALBOX PROPOSALS WILL RESULT IN THE INEFFECTIVENESS OF ALL OF THE CARNAUDMETALBOX PROPOSALS.

THE CROWN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL OF THE CARNAUDMETALBOX PROPOSALS.
                                   ---------
All shares of Crown Common Stock that are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted at the Special Meeting in accordance with the instructions indicated herein. IF NO INSTRUCTIONS FOR A PROPOSAL ARE INDICATED ON AN EXECUTED PROXY CARD, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS THAT ARE SET FORTH HEREIN WITH RESPECT TO SUCH PROPOSAL(S).

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                                    SEE REVERSE
                                       SIDE
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                                                                      +
                       +++                                            +
[X]  PLEASE MARK YOUR  +                                              +
     VOTES AS IN THIS                                                 ++++++
     EXAMPLE.


CARNAUDMETALBOX PROPOSALS      THE EFFECTIVENESS OF EACH OF THE CARNAUDMETALBOX
                               PROPOSALS IS CONDITIONED UPON THE APPROVAL OF
                               ALL OF THE CARNAUDMETALBOX PROPOSALS.

THE CROWN BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL
OF THE CARNAUDMETALBOX PROPOSALS.


1. PROPOSAL ONE: Approval of the transactions contemplated by the Exchange Offer Agreement between Crown and CGIP.

                            FOR   AGAINST   ABSTAIN
                            [ ]     [ ]       [ ]



2. PROPOSAL TWO: Approval of the issuance of shares of Crown Common Stock and Crown Acquisition Preferred Stock in connection with the proposed acquisition of CarnaudMetalbox, and the issuance of shares of Crown Common Stock upon conversion of Crown Acquisition Preferred Stock.

                           FOR   AGAINST   ABSTAIN
                           [ ]     [ ]       [ ]


3. PROPOSAL THREE: Approval of the adoption of the Acquisition Articles
Amendment.

                           FOR   AGAINST   ABSTAIN
                           [ ]     [ ]       [ ]

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                              ADDITIONAL PROPOSALS

 THE EFFECTIVENESS OF EACH OF THE ADDITIONAL PROPOSALS IS NOT CONDITIONED UPON THE APPROVAL OF ANY OTHER PROPOSAL.

 THE CROWN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE ADDITIONAL PROPOSALS.

4. PROPOSAL FOUR:                    FOR   AGAINST   ABSTAIN
Approval of the Articles             [ ]     [ ]       [ ]
Modernization Proposal.

5. PROPOSAL FIVE:                    FOR   AGAINST   ABSTAIN
Approval of the Additional           [ ]     [ ]       [ ]
Preferred Stock Proposal.

6. Any other matter that may properly come before the meeting.


If you plan to attend the Special Meeting of Shareholders, please
mark the following box and promptly return this Proxy               [ ]
Card.


SIGNATURE(S) _____________________________________________________ DATE________
NOTE: Signatures of shareholders should correspond exactly with the names shown on the Proxy Card. Attorneys, executors, trustees, administrators, guardians and others signing in a representative capacity should designate their full titles. All joint owners should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.